Exhibit 10-III

                          ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT is made as of December 14, 1994, between CHRYSLER CAPITAL INCOME PARTNERS, L.P., a Delaware Limited Partnership ("Seller"), and First Union Commercial Corporation, a North Carolina corporation ("Buyer").

     Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain assets of Seller, on the terms and conditions set forth in this Agreement.

ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:


                                  ARTICLE 1

                                 DEFINITIONS

     1.1 Defined Terms. The following terms have the meanings specified in this Article 1 for all purposes of this Agreement.

     "AAR" means the Association of American Railroads.

     "AAR Certificate of Sale" means AAR Form 88-C-5-1, Record of
Certification of Other than New Railcars Sold for Use in Interchange Service substantially in the form of Exhibit A.

     "Affiliate" means, as to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with, such specified Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Asset Purchase Agreement, including all Exhibits and Schedules hereto.

     "Assets" means the assets, which shall consist of the Contracts, Leases, Railcars and Records to be acquired by Buyer pursuant to and in accordance with this Agreement.

     "Closing" means the completion of the purchase of the Assets and the assumption of the Assumed Obligations by Buyer.

     "Closing Date" means the date and time at which the Closing occurs.

     "Consent" means the consent or approval of any Person which is required in order for Seller to transfer its right, title and interest in, to and under, as applicable, any Asset to Buyer as contemplated by this Agreement.

     "Contracts" means the (i) Railcar Management Agreement, made as of December 1, 1987, between Chrysler Rail Transportation Corporation ("CRTC"), as Owner, and Greenbrier Leasing Corporation, as Manager, to the extent it relates to Railcars, (ii) letter agreement, dated December 31, 1993, between Interail, Inc. and CRTC to the extent it relates to Railcars, and (iii) First Union Agreement.

     "Destroyed Railcar" or "Destroyed Railcars" means one or more than one Railcar that is destroyed, irretrievably lost, or damaged beyond repair prior to the Closing.

     "Effective Time" means 11:59 p.m. New York City time on the later to occur of (i) December 31, 1994 and (ii) the day immediately prior to the Closing Date, provided, however, that with respect to this clause (ii) if the Closing Date is the last calendar day of the month, then "Effective Time" shall mean 11:59 p.m. New York City time on the Closing Date.

     "First Union Agreement" means the Security Agreement, dated June 8, 1993, between Buyer and Seller and the other agreements and documents related thereto, including the Note.

     "General Partner" means Chrysler Capital Fund Management Corporation, a Delaware corporation and the general partner of Seller.

     "GE Rail" means General Electric Railcar Leasing Services Corporation, a Delaware corporation.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Lease" or "Leases" means, respectively, one or more than one of the lease agreements, usage or other agreements or contracts with respect to the employment of Railcars listed on Schedule 2 (as such Schedule may be amended in accordance with this Agreement), including all master lease agreements, schedules, riders, amendments, additions, addenda or modifications thereto, to the extent the foregoing relate to the Railcars.

     "Lessee" means a lessee or sublessee under a Lease.

     "Limited Partners' Approval" means the affirmative vote of a majority in interest of the limited partners of Seller in favor of the sale (subject to certain terms and conditions) by the General Partner, in the name and on behalf of Seller, of all or substantially all of the assets of Seller.

     "Note" means the promissory note of Seller, dated June 8, 1993, in the original principal amount of $800,000, issued to Buyer pursuant to the Security Agreement identified in the definition of "First Union Agreement."

     "Permitted Liens" means (i) mechanics', carriers', materialmens' and other similar liens arising or incurred in the ordinary course of business,
(ii) liens for Taxes not yet due and payable (or due but payable without penalty) or that are being contested in good faith, (iii) liens arising or resulting from any action taken by Buyer or any of its Affiliates, (iv) liens created by or arising out of any Contract (including any lease or sublease entered into by the manager under any management agreement relating to the Railcars), (v) liens created by, arising out of or specifically permitted by this Agreement or any Lease, and (vi) liens identified in the Disclosure Schedule that will be released at the Closing.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Railcar" or "Railcars" means, respectively, one or more than one of the railcars listed on Schedule 1.

     "Records" means (i) all Certificates of Construction, R-1 Forms, Drawings of General Arrangement, maintenance records and UMLER records relating to the Railcars in the possession or control of Seller, and (ii) copies of all property tax bills, reports or renditions relating to the Railcars in the possession or control of Seller for calendar year 1994.

     "Seller's knowledge" means the actual knowledge, without independent investigation, of any of the executive officers of the General Partner.

     "Taxes" means all taxes, charges, fees, levies, imposts, duties and other assessments imposed by any federal, state, local, or foreign governmental authority, including, without limitation, any income, gross receipts, sales, use, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, or personal property tax, together with any interest, penalties, or additions to tax.

     "UMLER" means that certain industry-wide record system known as the Universal Machine Language Equipment Register.

     1.2 Article, Section, Exhibit and Schedule References. References to "Articles," "Sections," "Exhibits" and "Schedules" shall be to Articles, Sections, Exhibits and Schedules, respectively, of or to this Agreement, as the case may be, unless otherwise specifically provided.

     1.3 Singulars and Plurals. Any of the terms defined in Section 1.1 or elsewhere in this Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.


                                   ARTICLE 2

                        PURCHASE OF ASSETS AND CLOSING

     2.1 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, Seller shall sell, assign, convey or otherwise transfer to Buyer, without recourse, representation or warranty and Buyer shall purchase and acquire, on the Closing Date:

          (a) All of the right, title and interest of Seller in and to the Railcars;

          (b) All of the right and interest of Seller as a lessor of Railcars under the Leases;

          (c) All of the right and interest of Seller and CRTC under the Contracts; and

          (d) All of the right, title and interest of Seller in and to the Records.

     2.2 Excluded Assets. Seller shall not sell, and Buyer shall not acquire, any interest in:

          (a) any of Seller's assets not described in Section 2.1, including without limitation the following, (i) the names "Chrysler" and "Chrysler Capital Income Partners" or any logo or variation of any thereof, or any right to use the foregoing, (ii) the goodwill of Seller or any of Seller's Affiliates and (iii) duplicate copies of the Records;

          (b) any amounts owed or payable to Seller or CRTC with respect to the Railcars (other than Destroyed Railcars), Contracts or Leases which are attributable to the period up to the Effective Time (whether due from any Lessees, managers, marks owners, carriers or other third parties or other Persons); and

          (c) any claim or right which Seller or CRTC has or may have the right to assert against any Person under any Contract, Lease or otherwise (including under any insurance contract or manufacturer's or repairman's warranty), insofar as such claim or right relates to assets not purchased by Buyer or obligations or liabilities not assumed by Buyer.

     2.3  Purchase Price.

          (a) Buyer shall pay to Seller for the Assets (i) forty-two million dollars ($42,000,000) if the Closing occurs on or before December 31, 1994, or (ii) forty-one million five hundred thousand dollars ($41,500,000) if the Closing occurs after December 31, 1994 (the "Purchase Price"), in each case subject to adjustment as set forth in Section 2.3(b).

          (b) The Purchase Price shall be reduced by an amount equal to the outstanding principal amount of the Note plus accrued and unpaid interest thereon, in each case, as of the Effective Time. In accordance with the terms and conditions of this Agreement, at Closing Buyer shall pay to Seller the Purchase Price (as so adjusted) in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions delivered to Buyer from Seller at least one business day prior to Closing. The wire transfer instructions shall include a calculation of the amount to be paid by Buyer at the Closing, which calculation shall be made in accordance with this Section 2.3.

     2.4 Compensation for Destroyed Railcars. Buyer agrees that there shall not be any adjustment to the Purchase Price in the event any Railcar is a Destroyed Railcar and further agrees that its sole compensation for the acquisition of any Railcar which is a Destroyed Railcar shall be the amount payable by the lessee of such Railcar to Buyer in respect of such Destroyed Railcar under the rules of the AAR or, if applicable, the amount payable to any owner under any Lease relating to such Destroyed Railcar.

     2.5 Assumption of Obligations. Subject to the terms and conditions of this Agreement (including, without limitation, the allocation of expenses set forth in Section 2.6), on the Closing Date Buyer shall assume and thereafter perform and discharge:

          (a) all liabilities, obligations and duties of Seller incurred, accrued, arising or to be performed on or after the Closing Date under the Leases;

          (b) all liabilities, obligations and duties of Seller or CRTC incurred, accrued, arising or to be performed on or after the Closing Date under the Contracts and the agreements identified in clauses (ii) and (iii) of Section 3.3 of the Disclosure Schedule; and

          (c) all other liabilities, obligations and duties (and asserted liabilities, obligations or duties), whether fixed or contingent, of Seller accruing on or after the Closing Date, in any way associated with, related to or arising out of, the Assets (collectively, the "Assumed Obligations").

     2.6  Allocation of Revenues and Expenses.

          (a) Subject to Sections 2.4 and 10.2, all revenues or expenses relating to the Assets allocable to the period prior to and at the Effective Time shall be for the account of Seller. All revenues or expenses relating to the Assets allocable to the period after the Effective Time shall be allocable to the Buyer. Except for the items governed by Sections 2.4 and 2.6(b), revenues from the Assets shall be allocated to the period in which they were earned (whether or not billed during such period) and expenses paid or payable with respect to the Assets shall be allocated to the period in which the event giving rise to such expenses occurred (whether or not such expenses were paid or payable during such period); provided, however, that any expenses arising out of the Note for which Buyer has received a reduction in the amount payable at the Closing pursuant to Section 2.3(b) shall be allocable to Buyer. If the Closing occurs other than on the first day or the last day of the month and other than in the month of December 1994, then revenues will be deemed to be earned on a daily basis with revenues for the entire month earned on a pro rata basis on each day of the month. For example, if the Closing occurred on January 10, 1995, then the revenues allocated to the month of January for the period prior to and at the Effective Time would be calculated by multiplying the total revenues for the month of January by 9/31 and the revenues allocated to the month of January for the period after the Effective Time would be calculated by multiplying the total revenues for the month of January by 22/31. If the Closing occurs during the month of December 1994 or on the last day of any month, all of the revenues for the entire month will be allocable to Seller. If the Closing occurs on the first day of any month, all of the revenues for such entire month will be allocable to Buyer.

          (b) The following items of revenue or expense shall be governed by the special allocation rules set forth in the remainder of this Section 2.6(b).

               (i) Personal property taxes with respect to the Railcars shall be allocated on a daily basis. All such taxes relating to the period ending at the Effective Time shall be allocable to the account of Seller, and the taxes relating to subsequent periods shall be allocable to the account of Buyer.

               (ii) Security deposits or prepayments which function as the equivalent of security deposits, if any, received by Seller from Lessees under the Leases prior to the Effective Time, which have not been refunded or properly applied prior to the Effective Time, shall be allocable to the account of Buyer.

               (iii) The amount of any costs and expenses associated with repairs to Railcars undergoing repairs at the Effective Time shall be prorated between Buyer and Seller based upon the total number of days that each such Railcar is in the repair shop with Seller being allocated for that portion attributable to the total number of days such Railcar was in the repair facility for such repairs before and at the Effective Time and Buyer being allocated for that portion attributable to the total number of days such Railcar was in the repair facility for such repairs after the Effective Time.

          (c) If Seller or Buyer shall make or has made any payment or payments with respect to the Assets, and any portion of said payment or payments is in satisfaction of a liability or expense that is, in accordance with the terms hereof, properly payable by the other, the party making such payment will be promptly reimbursed by the other upon receipt of notice of such payment having been made. If Seller or Buyer shall receive any payments with respect to the Assets and the other party is entitled under this Agreement to receive such payment, the party receiving such payment shall promptly deliver such payment to the other party. The parties shall cooperate with each other to effect any such reimbursements and payments, and to cause a preliminary accounting with respect to any amounts then owed under Section 2.6 to be prepared:

               (i) for the period terminating with the last day of the first full calendar month after the Closing Date, on the last day of the second full month following the Closing, and

               (ii) thereafter on the last day of each month with respect to payments made or received during the prior month for each month commencing with the second full calendar month following the Closing and ending with the sixth full calendar month following the Closing.

     2.7 Closing. Unless the parties shall agree in writing upon a different location, time or date, the Closing shall take place at the offices of Hughes Hubbard & Reed, 1 Battery Park Plaza, New York, New York, at 10:00 A.M. on December 30, 1994, or such later date, not later than March 31, 1995, which is not earlier than three nor later than six business days following the first day after the parties' determination that all conditions to their respective obligations hereunder have been satisfied or waived (other than those requiring the delivery of a certificate or other document, or the taking of other action, at the Closing); provided, however, that at the option of Seller, the Closing Date may be any date which is not later than the last calendar day of the month in which the parties determine that all conditions to their respective obligations hereunder have been satisfied or waived (other than those requiring the delivery of a certificate or document or the taking of other action at the Closing). If on any date set for the Closing pursuant to the prior sentence or to this sentence the Closing is not consummated because all of the conditions to the parties' obligations have not been satisfied or waived, Seller and Buyer shall mutually agree to a new date for the Closing in accordance with such prior sentence.

     2.8  Deliveries at Closing.

          (a) At the Closing, Seller shall deliver to Buyer (i) such bills of sale, endorsements, and instruments of conveyance, transfer and assignment as are necessary to transfer to Buyer all of the right, title and interest of Seller in and to the Assets in accordance with this Agreement and (ii) all other instruments and documents which are expressly required pursuant to this Agreement to be executed and delivered by Seller at the Closing.

          (b) At Closing, Buyer shall deliver to Seller (i) the Purchase Price (as adjusted pursuant to Section 2.3(b)), (ii) such assumptions or other instruments necessary or appropriate to effect Buyer's assumption of the Assumed Obligations, and (iii) all other instruments and documents which are expressly required pursuant to this Agreement to be executed and delivered by Buyer at the Closing.


                                  ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF SELLER

     IT IS THE INTENT AND AGREEMENT OF THE PARTIES HERETO THAT THE ASSETS ARE BEING SOLD ON AN "AS IS", "WHERE IS", "WITH ALL FAULTS" BASIS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 3 WHICH REPRESENTATIONS AND WARRANTIES SHALL NOT SURVIVE THE CLOSING. Subject to the foregoing and to the provisions of Article 8, Seller hereby represents and warrants to Buyer that, except as set forth on the Disclosure Schedule (which Disclosure Schedule shall be divided by, and its entries shall clearly refer to, the Section of this Agreement to which a particular entry relates, provided, however, that any item disclosed in any section of the Disclosure Schedule shall be deemed disclosed in all applicable sections of the Disclosure Schedule):

     3.1 Corporate Status. Seller is a limited partnership validly existing under the laws of the State of Delaware. Seller has the partnership power and authority under the Delaware Revised Uniform Limited Partnership Act to own and lease the Assets owned or leased by it.

     3.2 Authority; Binding Effect. Seller has the partnership power and authority under the Delaware Revised Uniform Limited Partnership Act to execute and deliver this Agreement. Assuming that the Limited Partners' Approval is obtained prior to the Closing, Seller will have the partnership power and authority to execute and deliver the other instruments and agreements required or contemplated herein to be executed and delivered by it at the Closing (such other instruments and agreements, the "Ancillary Agreements"), to perform its obligations hereunder and thereunder, and to consummate the transactions provided for hereby and thereby. Other than the Limited Partners' Approval, all partnership action of Seller necessary for the making and performance of this Agreement and the Ancillary Agreements by Seller has been duly taken. Assuming that the Limited Partners' Approval is obtained prior to the Closing, the execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby, do not and will not (i) (A) contravene any provisions of the Certificate of Limited Partnership or the Agreement of Limited Partnership of Seller, (B) assuming that the Consents set forth in the Disclosure Schedule are obtained, result in any material breach of or material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or the cancellation of, or the creation of any lien (other than Permitted Liens) under, any material Lease, (C) assuming that the Consents set forth in the Disclosure Schedule are obtained, result in any material breach of or material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or the cancellation of, or the creation of any lien (other than Permitted Liens) under any other material mortgage, indenture, contract, agreement or other instrument to which Seller is a party except for such breaches, defaults, cancellations or liens which would not materially adversely affect the Assets or Seller's ability to perform its obligations hereunder, or (D) result in any violation by Seller of any law, rule or regulation applicable to it which violation would materially adversely affect the Assets or Seller's ability to perform its obligations hereunder, (ii) result in any violation by Seller of any judgment, injunction or decree of any court or governmental authority applicable to Seller which violation would materially adversely affect Seller's ability to perform its obligations hereunder, or (iii) require any consent or approval of, notice to or filing, registration or qualification with, the AAR or any governmental authority (a "Filing") to be made or obtained by Seller except for (A) Filings under the HSR Act, (B) Filings that may be required to be made with the AAR and Interstate Commerce Commission, (C) UCC-3 termination statements, (D) state or local tax Filings, (E) any Filings that may be required to be made as a result of the specific regulatory status of Buyer or as a result of any other facts that relate to the business or activities in which Buyer is or proposes to be engaged, and (F) Filings the failure of which to make or obtain would not have a material adverse effect on Seller's ability to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and, assuming that the Limited Partners' Approval is obtained prior to the Closing, the Ancillary Agreements will be duly executed and delivered by Seller at the Closing. Assuming that the Limited Partners' Approval is obtained prior to the Closing, this Agreement constitutes, and at the Closing each of the Ancillary Agreements will constitute, the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except that such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

     3.3 Consents From Third Parties. The Disclosure Schedule sets forth all Consents required to be obtained by Seller under the Leases and Contracts for the consummation by Seller of the transactions contemplated by this Agreement.

     3.4 Title to Equipment. Seller has good and valid title to all of the Assets free and clear of all liens, security interests and other similar encumbrances other than Permitted Liens.

     3.5 Accuracy of Asset Schedules. Schedule 1 sets forth a list of all Railcars and reporting marks thereon, which list is correct and complete in all material respects. Schedule 2 sets forth a list of all Leases, including the name of the Lessee and the number of Railcars covered, which list is correct and complete in all material respects. There are no material agreements relating to the Assumed Obligations that have not been disclosed to Buyer or of which Buyer is otherwise unaware.

     3.6 Obligations of Seller Under Lease. To Seller's knowledge, Seller or CRTC, as applicable, has performed in all material respects under each of the Leases and the Contracts. To Seller's knowledge, Seller or CRTC, as applicable, is not in material breach of any covenant, obligation, duty or condition to be performed or observed by it under any such Lease or Contract, and no condition exists which, with notice or lapse of time or both, would constitute a material default thereunder.

     3.7 Obligations of Lessees Under Leases. To Seller's knowledge, each of the Leases and the Contracts is valid, binding and enforceable against each Lessee or other party thereto, in the case of each Contract, in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (including limitations on the availability of specific performance or other equitable remedies). To Seller's knowledge, the Lessee under each Lease or other party, in the case of each Contract, has performed in all material respects under such Lease or Contract, as applicable, and is not in material breach of any covenant, obligation, duty or condition to be performed or observed by it under such Lease or Contract, as applicable, nor does any condition exist which, with notice or lapse of time or both, would constitute a material default thereunder.

     3.8 Compliance with Law. To Seller's knowledge, Seller has complied in all material respects with all governmental laws, rules and regulations applicable to the Assets.

     3.9 Litigation. To Seller's knowledge, there is no material action, suit, formal governmental investigation or other proceeding pending or threatened against Seller, at law or in equity, before any federal, state or municipal court, administrative agency or arbitrator which materially adversely affects the Assets or the Assumed Obligations and is reasonably likely to be adversely determined in a manner which would be material to the Assets, or which would materially impair Seller's ability to perform this Agreement or the Ancillary Agreements.

     3.10 Brokers. There is no broker or finder or other Person who has any valid claim against any of the parties to this Agreement for a commission or brokerage fee or the like in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of or action taken by Seller or any of its Affiliates other than Duff & Phelps Capital Markets Co., whose fees will be paid by Seller.


                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller that:

     4.1 Corporate Status. Buyer is a corporation validly existing and in good standing under the laws of the State of North Carolina. Buyer has the corporate power and corporate authority to own or lease its properties and assets and the Assets that it will acquire at the Closing.

     4.2 Authority; Binding Effect. Buyer has the corporate power and corporate authority to execute and deliver this Agreement and the other instruments and agreements required or contemplated hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions provided for hereby and thereby, and all corporate action of Buyer necessary for the making and performance of this Agreement and such other instruments and agreements by Buyer has been duly taken. The execution, delivery and performance of this Agreement and such other instruments and agreements by Buyer, and the consummation by Buyer of the transactions contemplated hereby and thereby, do not and will not (i)(A) contravene any provisions of the Articles of Incorporation or By-laws of Buyer, (B) result in any material breach of or material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or the cancellation of, or the creation of any lien under any material mortgage, indenture, contract, agreement or other instrument to which Buyer is a party except for such breaches, defaults, cancellations or liens which would not materially adversely affect Buyer's ability to perform its obligations hereunder, or
(C) result in any violation by Buyer of any law, rule or regulation applicable to Buyer which violation would materially adversely affect Buyer's ability to perform its obligations hereunder, (ii) result in any violation by Buyer of any judgment, injunction or decree of any court or governmental authority applicable to Buyer which violation would materially adversely affect Buyer's ability to perform its obligations hereunder or
(iii) require any Filing to be made or obtained by Buyer except for (A) Filings under the HSR Act, (B) state or local sales tax Filings, or (C) Filings the failure of which to make or obtain would not have a material adverse effect on Buyer's ability to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and the other instruments and agreements required or contemplated hereby to be executed and delivered by Buyer at the Closing will be duly executed and delivered by Buyer at the Closing. This Agreement constitutes, and at the Closing each of such other instruments and agreements will constitute, the valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms, except that such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

     4.3 Brokers. There is no broker or finder or other Person who has any valid claim against any of the parties to this Agreement for a commission or brokerage fee or the like in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of or action taken by Buyer or any of its Affiliates.

     4.4 Litigation. There is no material action, suit, formal governmental investigation or other proceeding pending or, to Buyer's knowledge, threatened against Buyer, at law or in equity, before any federal, state or municipal court, administrative agency or arbitrator which if adversely determined would materially impair Buyer's ability to perform this Agreement or the other instruments and documents to be executed and delivered by Buyer at the Closing.


                             ARTICLE 5

                 CONDITIONS TO BUYER'S OBLIGATIONS

     The obligations of Buyer to purchase the Assets and assume the Assumed Obligations are subject to the fulfillment, at or before the Closing, of each of the following conditions, any one or more of which may be waived by
Buyer:

     5.1 Representations, Warranties, Covenants. The representations and warranties of Seller contained in Article 3 of this Agreement shall be true and correct in all material respects as of the Closing Date as though such representations and warranties were made as of the Closing Date. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing Date. Seller shall have furnished Buyer with a certificate, dated the Closing Date and duly executed on behalf of Seller by the acting President or any Vice President of the General Partner, to the effect that the conditions set forth in this
Section 5.1 have been satisfied.

     5.2 Limited Partners' Approval. Seller shall have obtained the Limited Partners' Approval and such approval shall be in full force and effect.

     5.3 Proceedings. No party to this Agreement shall be subject to any order, stay, injunction or decree of any court of competent jurisdiction in the United States restraining or prohibiting the consummation of the transactions contemplated hereby.

     5.4 HSR Act. The waiting period (and any extension thereof) under the HSR Act applicable to the sale of the Assets to Buyer hereunder shall have expired or been terminated.

     5.5 Bill of Sale and Assignment. Seller shall have delivered to Buyer a Bill of Sale and Assignment, duly executed by Seller, in the form attached to this Agreement as Exhibit B.

     5.6 Instruments of Conveyance. Seller shall have duly executed and delivered to Buyer any other assignments or other instruments of conveyance with respect to the Assets reasonably determined necessary by Buyer and its counsel.

     5.7 Material Consents. Seller shall have obtained all required Consents with respect to the Leases and Contracts which are designated with an asterisk in Section 3.3 of the Disclosure Schedule.


                              ARTICLE 6

                  CONDITIONS TO SELLER'S OBLIGATIONS

     The obligations of Seller to consummate the transfer of the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions, any one or more of which may be waived by Seller:

     6.1 Representations, Warranties, Covenants. The representations and warranties of Buyer contained in Article 4 of this Agreement shall be true and correct in all material respects as of the Closing Date as though such representations and warranties were made as of the Closing Date. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing Date. Buyer shall have furnished Seller with a certificate, dated the Closing Date and duly executed on behalf of Buyer by the President or a Vice President of Buyer, to the effect that the conditions set forth in this Section 6.1 have been satisfied.

     6.2 Limited Partners' Approval. Seller shall have obtained the Limited Partners' Approval and such approval shall be in full force and effect.

     6.3 Proceedings. No party to this Agreement shall be subject to any order, stay, injunction or decree of any court of competent jurisdiction in the United States restraining or prohibiting the consummation of the transactions contemplated hereby.

     6.4 HSR Act. The waiting period (and any extension thereof) under the HSR Act applicable to the sale of the Assets to Buyer hereunder shall have expired or been terminated.

     6.5 Assumption of Liabilities. Buyer shall have delivered to Seller an Assumption of Liabilities duly executed by Buyer, in the form attached to this Agreement as Exhibit C.

     6.6 First Union Agreement. Buyer shall have delivered to Seller an agreement (the "Wavier and Release"), duly executed by Buyer in form and substance reasonably satisfactory to Seller, pursuant to which Buyer shall waive all prerequisites and other conditions to the assignment of the First Union Agreement and release and forever discharge Seller and the General Partner from any and all obligations arising prior to, at or after the Closing under the First Union Agreement.


                                ARTICLE 7

                                COVENANTS

     7.1 Access to Facilities, Files and Records. At the reasonable request of Buyer, and upon reasonable advance notice, Seller shall from time to time prior to the Closing give or cause to be given to the officers, employees, accountants, counsel and other authorized representatives of Buyer (collectively, "Buyer's Representatives") (i) full access during the normal business hours to the Contracts, Leases and Records and (ii) all such other information otherwise exclusively concerning the Assets as Buyer may reasonably request. Buyer shall conduct its investigation in a manner designed to avoid any unreasonable interference with the operations of Seller or GE Rail. All information provided to Buyer or Buyer's Representatives pursuant to this Agreement shall be subject to the terms of the Confidentiality Agreement dated October 14, 1994 between Seller and Buyer.

     7.2  Notice of Proceedings; Agreement to Defend.

          (a) Each party to this Agreement will notify the other promptly in writing upon (i) such party's becoming aware of any order, judgment or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereby or any complaint seeking such an order, judgment or decree or (ii) such party's receiving any notice from any governmental authority of its intention (A) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or the transactions contemplated hereby or
(B) to nullify or render ineffective this Agreement or such transactions if consummated.

          (b) In the event any Person brings a suit or claim, or commences an action, investigation or other proceeding, which either challenges the validity or legality of this Agreement or the transactions contemplated by this Agreement or any instrument or document contemplated hereby, or seeks damages in connection with such transactions, the parties agree to consult and to cooperate with each other and use all reasonable efforts to defend against such suit, claim, action, investigation or other proceeding and, in the event an injunction or other order is issued in connection with any of the foregoing, to use all reasonable efforts to have such injunction lifted or such order set aside so that the transactions contemplated by this Agreement and the instruments and documents contemplated hereby may proceed.

     7.3 Consummation of Agreement. Subject to the provisions of Article 9 of this Agreement, Buyer and Seller shall use all reasonable efforts to fulfill and perform all conditions and obligations on their respective parts to be fulfilled and performed under this Agreement, and to cause the transactions contemplated by this Agreement to be fully carried out.

     7.4 Consents and Filings. Buyer and Seller shall give or cause to be given all required notices and use all reasonable efforts to obtain as soon as possible all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities as may be required or desired in order to enable Seller and Buyer to perform their respective obligations under this Agreement. Each of Buyer and Seller shall file a Notification and Report Form in accordance with the HSR Act as soon as practicable after the date hereof but in no event later than January 3, 1995, and shall take all actions reasonably required under the HSR Act to obtain the earliest possible expiration or termination of the waiting period required in connection with the HSR Act. Buyer and Seller shall take such action as may be reasonably necessary to prepare the AAR Certificates of Sale which shall be filed by Buyer with the AAR upon Closing. Buyer acknowledges and agrees that the making by Seller of any certification to the AAR under Rule 88 or in any AAR Certificate of Sale shall not be deemed to constitute any representation or warranty whatsoever to Buyer with respect to the Railcars.

     7.5 Release of Certain Obligations. Seller and Buyer shall each use all reasonable efforts to obtain the complete release and discharge of Seller and its Affiliates from all obligations and liabilities of such Persons (whether as principal, guarantor or otherwise) with respect to the Assumed Obligations and any related agreements by duly executed instruments in form and substance reasonably satisfactory to Seller, by the Closing Date.

     7.6 Contest of Taxes. Following the Closing, Buyer shall give Seller prompt notice, including a copy of the relevant portion, of any notice (including, for purposes of this Section, any tax bill, assessment, proposed revision or other similar document) that Buyer receives respecting or relating to the payment of property or sales taxes on the Railcars relating to any period that ends at or prior to the Effective Time, and shall allow Seller to respond to such notice, and to contest, negotiate or otherwise settle any claims made by a taxing authority for such taxes. Seller shall give Buyer notice of, including a copy of the relevant portion of, any notice that Seller receives respecting or relating to the payment of property or sales taxes on the Railcars relating to any period that commences subsequent to the Effective Time, and shall allow Buyer to respond to such notice, and to contest, negotiate or otherwise settle any claims made by a taxing authority for such taxes. Each of Buyer and Seller shall give to the other prompt notice of, including a copy of the relevant portion of, any notice that it receives respecting or relating to the payment of property or sales taxes on the Railcars relating to a period that includes but does not end at the Effective Time ("Joint Obligation Period"). The party which, pursuant to this Agreement, would pay the larger portion of the amounts asserted under a Joint Obligation Period notice shall have the right to respond to any such notice and to contest, negotiate or otherwise settle any claims made by a taxing authority for taxes under such notice; provided, however, that (a) where a notice covers both Railcars and other property and applicable procedures permit separate protests or proceedings with respect to separate items of property on such notice, the right to respond to and to contest such notice with respect to the Railcars shall be determined as if separate notices had been received with respect to the Railcars and such other property, and (b) the party with the right to contest, negotiate or otherwise settle any Joint Obligation Period notice shall consult with the other party prior to taking any action or permitting any right to lapse through inaction, and shall otherwise take reasonable steps to keep the other party informed of any proceedings involving such Joint Obligation Period notice.

     7.7 Records. Seller shall deliver to Buyer the Records as promptly as practicable, but in no event later than 60 days after the Closing Date. Seller shall have no liability to Buyer for failure to deliver any Record to Buyer unless and to the extent Buyer is actually damaged thereby.

     7.8 First Union Agreement. At the Closing, Buyer shall deliver to Seller the Waiver and Release, duly executed by Buyer in form and substance reasonably satisfactory to Seller.


                                  ARTICLE 8

                                   SURVIVAL

     Survival. None of the representations and warranties, and, except as provided in the following sentence of this Section 8.1, none of the covenants and agreements of the parties contained in this Agreement, or in any schedule or any certificate, document or other instrument delivered in connection herewith, shall survive the Closing and no action or claim with respect thereto may be brought after the Closing Date. Those covenants or agreements that expressly contemplate actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms.


                                  ARTICLE 9

                                 TERMINATION

     9.1 Mutual Agreement. This Agreement may be terminated at any time prior to the Closing by the written agreement of Seller and Buyer.

     9.2 Unilateral Termination. This Agreement may be terminated by Buyer or Seller giving notice of termination to the other at any time after March 31, 1995, if the Closing has not occurred by that date.

     9.3  Effect of Termination.  Except for the terms of Sections 10.2 and
10.9 hereof, which shall survive any termination of this Agreement, upon the termination of this Agreement pursuant to this Article 9, this Agreement shall forthwith become null and void, and no party hereto or any of its partners, officers, directors, employees, agents, consultants, stockholders or principals shall have any rights, liabilities or obligations hereunder or with respect hereto; provided, however, that nothing contained in this Article 9 shall relieve any party from liability for any willful failure to comply with any covenant or agreement contained herein.


                                  ARTICLE 10

                                 MISCELLANEOUS

     10.1 Exclusivity of Representations; Reliance on Representations. (a) THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS AGREEMENT (WHICH EXPIRE AT THE CLOSING) ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES OF SELLER. SELLER HEREBY DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO BUYER OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING, WITHOUT LIMITATION, THE CONFIDENTIAL MEMORANDUM, DATED OCTOBER 1994), BY SELLER OR ANY OTHER PERSON IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (b) Buyer represents to Seller that in making its decision to enter into this Agreement and purchase the Assets, it is not relying on any information provided or statements made by Seller, the General Partner or any of their respective agents, representatives, employees or Affiliates other than the specific representations and warranties made by Seller in this Agreement.

     10.2 Expenses. Except as expressly contemplated by this Agreement, each party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, accounting and legal fees incurred in connection herewith. Buyer shall be exclusively responsible for, and shall indemnify and hold Seller harmless against, and Seller shall have no liability or responsibility for, (i) any sales, use, transfer, stamp, documentary, recording, registration or similar Taxes arising from the transfer of the Assets to Buyer or any subsequent use or rental of the Assets by Buyer and
(ii) any filing or recording fees in connection with the transfer of the Assets to Buyer, but excluding UCC-3 filing fees which will be borne by Seller.

     10.3 Bulk Sales Laws. Buyer hereby waives compliance with the provisions of any applicable bulk sales law.

     10.4 Assignments. Buyer may not without the consent of Seller, and Seller may not without the consent of Buyer, assign any of their respective rights or delegate any of their respective duties hereunder, and any such attempted assignment or delegation without such consents shall be void; provided, however, that after the Closing Date Seller shall be entitled to assign all of its rights and obligations to any entity or trust that may be established in connection with the winding up, liquidation or dissolution of Seller and the General Partner (it being understood and agreed that Seller and the General Partner intend to dissolve and to wind-up and liquidate promptly following the consummation of the transactions contemplated hereby, and nothing herein is intended to or shall prohibit or hinder such dissolution, winding-up and liquidation in any way).

     10.5 Further Assurances.

          (a) From time to time prior to, at and after the Closing Date, each party hereto will execute all such instruments and take all such actions as any other party, being advised by counsel, shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing Date, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.

          (b) Buyer acknowledges that Seller and the General Partner intend to dissolve and to wind-up and liquidate their respective business and affairs promptly following the Closing, and hereby covenants and agrees that nothing herein is intended, and that it shall not take any action, to impede, delay, frustrate or impair the ability of Seller and the General Partner to dissolve, wind-up and liquidate or effect a similar termination of their respective business and affairs.

     10.6 Public Announcement. After this Agreement is fully executed, neither Buyer nor Seller shall make any public announcement with respect to the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that any party or its Affiliates may at any time make any announcements which are required by applicable law, regulation or rule or NASD or stock exchange requirements or which the board of directors of such party believes in good faith to be so required, so long as it notifies the other party where practicable of such requirement and discusses with the other party in good faith the wording of any such announcement.

     10.7 Notices. Notices and other communications provided for herein shall be in writing (which shall include notice by telex or facsimile transmission) and shall be delivered or mailed (or if by telex, graphic scanning or other facsimile communications equipment of the sending party hereto, delivered by such equipment), addressed as follows:

     If to Seller:

          Chrysler Capital Income Partners, L.P.
          225 High Ridge Road
          Stamford, Connecticut 06905
          Telecopier No.:  (203) 975-3910
          Attn:  John W. James

     with copies to:

          Chrysler Capital Corporation
          225 High Ridge Road
          Stamford, Connecticut 06905
          Telecopier No.:  (203) 975-3910
          Attn:  Richard M. Cozart, Esq.

          Hughes Hubbard & Reed
          One Battery Park Plaza
          New York, New York  10004
          Telecopier No.:  (212) 422-4726
          Attn:  Thomas G. Schueller, Esq.

     If to Buyer:

          First Union Rail
          One O'Hare Centre
          6250 River Road, Suite 3005
          Rosemont, Illinois  60018
          Telecopier No.:  (708) 318-7588
          Attn.  Jack Thomas

     with a copy to:

          Moore & Van Allen
          Nationsbank Corporate Center, 47th Floor
          100 North Tryon Street
          Charlotte, North Carolina  28202-4003
          Telecopier No.:  (704) 331-1159
          Attn.  Robert V. Baker, Esq.

or to such other address as a party may from time to time designate in writing in accordance with this section. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, provided that any notice or communication that is received other than during regular business hours of the recipient shall be deemed to have been given at the opening of business on the next business day of the recipient.

     10.8 Captions. The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     10.9 Law Governing.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

     10.10 Waiver of Provisions. The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

     10.11 Counterparts. This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that the parties are not signatories to the same counterpart.

     10.12 Entire Agreement; Amendment. This Agreement and the Confidentiality Agreement dated October 14, 1994 between Buyer and Seller constitute the entire agreement among the parties or their Affiliates with respect to the matters contained herein and supersedes and cancels any and all prior agreements relating to such matters between them and may not be amended or modified except in a writing signed by Buyer and Seller.

     10.13 Access to Books and Records. After the Closing Date, Buyer shall, upon the request and at the expense of Seller in connection with the preparation by Seller of tax returns and for such other purposes as Seller shall reasonably request, (i) provide to the officers and other authorized representatives of Seller full access, during normal business hours, to any and all premises, properties, files, books, records, documents and other information relating to the Assets, (ii) furnish to Seller and its authorized representatives any and all financial, technical and operating data and other information pertaining to the Assets, (iii) make available to Seller and its authorized representatives personnel of Buyer to consult with such persons and (iv) make available for inspection and copying by Seller true and complete copies of any documents relating to the foregoing. In exercising its rights under the foregoing provisions of this Section 10.13, Seller and its representatives shall not interfere with Buyer's normal operations. Buyer shall retain the files, books, records and documents relating to the Assets for at least seven years after the Closing Date. Thereafter, Buyer shall give Seller or its assignee at least 45 business days' prior written notice of the proposed destruction of any such files, books, records or documents and, at the request and expense of Seller or its assignee shall deliver to such Person any of such files, books, records or documents that such Person may reasonably request.

     10.14 No Third Party Beneficiary. This Agreement is not intended and shall not be construed to confer any rights or remedies hereunder upon any Person other than the parties hereto and their permitted assigns and the General Partner.

     10.15 Non-Use of Name. From and after the Closing, Buyer shall permanently refrain from using the name "Chrysler", "Chrysler Capital Income Partners, L.P." or any variation thereof in any manner in connection with the Assets.

     10.16 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

     10.17 Delivery of Amended Schedules. At or prior to the Closing, Seller shall have the right to deliver amended Schedules, including the Disclosure Schedule, for review and either approval thereof or rejection thereof by Buyer, which approval or rejection shall not be unreasonably withheld or delayed; provided, however, that Schedule 2 may be amended without the consent of Buyer to reflect Leases that expired or have been terminated or entered into by Seller after the date of this Agreement in the ordinary course of Seller's business. Any amended Schedules will be delivered by Seller or GE Rail sufficiently in advance of the Closing Date, and accompanied by such information as may be reasonably necessary, to allow Buyer to review the amendments thereto. The inclusion of any items in any Schedule shall not be deemed to constitute an admission by Seller or Buyer, or otherwise imply, that any such amount or the items so included are material for the purposes of this Agreement. The inclusion of, or reference to, any item within any particular Schedule does not constitute an admission by Seller or Buyer that such item meets any or all of the criteria set forth in the Agreement for inclusion in such Schedule.

     10.18 Insurance. Buyer acknowledges that all insurance policies maintained by Seller or on behalf of Seller with respect to the Assets may be terminated effective at any time after the Closing Date.

     10.19 No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     10.20 Specific Performance. The parties to this Agreement recognize that any breach of the terms of this Agreement by either party may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages.

     10.21 Transition Assistance. Seller will use reasonable best efforts prior to the Closing to assist Buyer in arranging with GE Rail for the provision by GE Rail to Buyer of transitional services with respect to the Assets for a period of time following the Closing.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                              CHRYSLER CAPITAL INCOME PARTNERS, L.P.
                              By its General Partner

                                   CHRYSLER CAPITAL FUND
                                   MANAGEMENT CORPORATION

                                   By:  "John W. James"
                                        -------------------------
                                   Title:  Vice President

                              FIRST UNION COMMERCIAL CORPORATION

                                   By:  "Paul W. Van Wie"
                                        -------------------------
                                   Title:  Senior Vice President